Exhibit 10.27

Prepared by:	Burns, Day & Presnell, PA (JMD), P.O. Box 10867, Raleigh, NC 27605
Return to:	SOUTHTRUST BANK, Attn: David Adams
P.O. Box 19367
Raleigh, NC 27619-9367

NORTH CAROLINA	MODIFICATION AGREEMENT
WAKE COUNTY	(Master Line)

THIS MODIFICATION AGREEMENT (the “Agreement”) entered into this March 9, 2001, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), PARKER LANCASTER & ORLEANS, INC., a Delaware corporation (the “New Borrower”), ORLEANS HOMEBUILDERS, INC., a Delaware Corporation (the “Guarantor”), TROY A. GAMBRIL, as Trustee (the “Trustee”) and SOUTHTRUST BANK, a state banking corporation, (the “Lender”).

RECITAL

Pursuant to that loan commitment dated April 22, 1998, Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”).  Borrower executed a $15,500,000.00 Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below) which encumbers property located in various North Carolina and Virginia counties, in connection with the Loan (the Note, these other documents, and the Loan Modification Agreements and the Assumption Agreement described below, collectively referred to as the “Loan Documents”).  Subsequently, the Borrower and Lender entered into various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”) and Lender, Borrower and New Borrower entered into a Loan Assumption/Modification Agreement (the “Assumption Agreement”), which among other things, provided that New Borrower assume the Borrower’s obligations under the Loan and increased the maximum amount of the Loan to $24,650,000.00.  Borrower and New Borrower have decided that rather than having the New Borrower assume the Loan, the Borrower and New Borrower would be co-borrowers under the Loan.  Lender has consented to that co-borrowing relationship, subject to the Borrower’s, the New Borrower’s, and the Guarantor’s execution of this Agreement.  The parties, in consideration of their Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Modification

1.1           Notwithstanding language in the Assumption Agreement and the other Loan Documents to the contrary, the parties agree that Borrower and New Borrower shall be co-borrowers under the Loan.  References to “Borrower” in the Loan Documents shall be deemed to be to both Parker & Lancaster Corporation and Parker Lancaster & Orleans, Inc., which entities shall be jointly and severally liable for any and all of the Borrower’s obligations under the Loan.  Lender, by its signature below, consents to this co-borrowing arrangement.

1.2           Notice to the New Borrower at the address noted in the Assumption Agreement shall be deemed to be notice to both co-borrowers for all purposes under the Loan Documents.

2.             Effects of Modification.  Except as amended by this Agreement, the provisions of the Loan Documents are hereby confirmed and shall remain in full force and effect.  Borrower, New Borrower, and Guarantor acknowledge that this Agreement shall not otherwise affect their respective obligations to Lender under the Loan Documents and that they shall remain liable for any and all of these obligations and that the Note, remains secured by all of those Deed of Trust, Security Agreement and Assignment of Leases (Master Line) instruments executed by Borrower as security for the Loan, including, but not limited to that instrument recorded at Book 8080, Page 1025, Wake County Registry, as supplemented by those Supplemental Deed(s) of Trust, if any, executed by Borrower, (collectively the “Deed of Trust”).  This Agreement shall not, in any way, constitute a novation of the loan.

3.             Representations.  The Borrower, New Borrower and Guarantor, by their signatures below, acknowledge: (a) that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower, New Borrower and Guarantor, respectively; (b) that there are no known defenses or offsets against those obligations; and (c) as of this date, to the best of their knowledge, neither the Borrower, New Borrower nor the Guarantor is in default under any of the Loan Documents, nor is there currently any event which, with the passage of time, would constitute an Event of Default under any of the Loan Documents.

4.             Miscellaneous.  As a material inducement to each party to enter into this Agreement, the parties, severally, make the following representations and warranties, each of which shall be true and correct as of the date of this Agreement: (i) it has full power and legal right to execute, deliver and perform this Agreement; and (ii) the execution and delivery of this Agreement and the consummation of the contemplated transactions will not conflict with, violate or constitute a default under any contract or other instrument to which it is a party or by which it is bound.  No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.  This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles.  All words and phrases in this Agreement shall be construed to include the singular and plural number, and the masculine, feminine, or neuter gender, as the context requires.  Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		GUARANTOR:

PARKER & LANCASTER CORPORATION		ORLEANS HOMEBUILDERS, INC.,
a Virginia Corporation		a Delaware Corporation

By:	Joseph A. Santangelo	By:	Joseph A. Santangelo
Name/Title:	Chief Financial Officer	Name/Title	Chief Financial Officer
	(Corporate Seal)		(Corporate Seal)